Exhibit 10.6

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of the 1st day of December 2008, by and between Rex D. Cook (the “Seller”), and Environmental Energy Services, Inc. (the “Purchaser”) (the Purchaser and the Seller being collectively referred to as the “Parties”).

RECITALS

WHEREAS, the Seller is the owner of One Million (3,000,000) shares of Blaze Energy Corp. (“Blaze Energy”), a publicly traded corporation, the common stock of which trades under the call symbol “BLZE” (the “Blaze Stock”).

WHEREAS, the Purchaser is a publicly traded corporation, the common stock of which trades under the call symbol “EESV”, and which is duly authorized to issue Two Million Five Hundred Thousand (7,500,000) shares (the EESV Stock”).

WHEREAS, the Seller and Purchaser now desire to exchange the Seller’s Blaze Stock and the Purchaser’s EESV Stock respectively, on the terms and conditions set forth in this Agreement;

WHEREAS, the Seller and the Purchaser expect to benefit from the consummation of the transactions contemplated hereby.

NOW, THEREFORE, In consideration of the mutual promises, covenants, and representations, warranties, and guarantees herein set forth, the Parties, intending to be legally bound, hereto agree as follows:

1.

Transfer of Blaze Stock.

Upon the terms and subject to the conditions of this Agreement, Seller hereby conveys, assigns, transfers and delivers to Purchaser, and Purchaser hereby acquires and accepts from Seller, all right, title and interest in and to the Blaze Stock, free and clear of any lien, encumbrance, security interest, mortgage, pledge, charge, claim, option, right of first refusal or call, or restriction of any kind (collectively, "Liens"), other than the rights of Seller pursuant to Paragraph 6 herein.

2.

Conveyance of the Blaze Stock.

Such conveyance, assignment, transfer and delivery shall be effected by delivery by Seller to Purchaser of stock certificates representing the Blaze Stock, duly endorsed or accompanied by stock powers, duly executed in blank with appropriate transfer stamps, if any, affixed, and any other documents that are necessary to transfer title to the Blaze Stock to Purchaser, free and clear of any and all Liens.  The Purchaser shall have all rights of ownership in and to the Blaze Stock, notwithstanding the rights granted Seller in Paragraph 6 herein, including the right to vote, pledge, sell or otherwise dispose of the Blaze Stock; provided that until June 1, 2009, Purchaser shall at all times retain sufficient unencumbered shares of Blaze Stock (even if they may not be the actual certificates received from the Seller hereunder) to enable it to satisfy its contingent obligations to Seller under Paragraph 6 herein.

3.

Consideration for Blaze Stock.

In consideration for the Blaze Stock, Purchaser hereby agrees to issue to the Seller the EESV Stock, duly authorized, validly issued, fully paid and nonassessable, which shares shall bear a restrictive legend in accordance with Rules 144 and 502 promulgated under the Securities Act of 1933.

4.

 Transfer Restrictions; Legend.

(a)

The EESV Stock issued to the Seller pursuant hereto has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be transferred, sold or otherwise disposed of by the Seller except pursuant to an effective registration statement under the Securities Act or in accordance with an exemption from the registration requirements of the Securities Act.

(b)

Each certificate representing shares of EESV Stock issued by Purchaser to the Seller shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT COMPLIANCE WITH THE APPLICABLE SECURITIES AND EXCHANGE COMMISSION RULES AND REGULATIONS.

5.

Closing Process.

On the date of execution of this Agreement, the parties will each send by facsimile a copy of this executed Agreement to each other at the facsimile numbers specified herein.  In addition, on the date of executing this Agreement, the parties will each send by overnight mail an original copy of this executed Agreement to each other at the addresses specified herein.  Immediately thereafter, the Seller shall transmit the Blaze Stock to William L. Tuorto, Esq., counsel for the Purchaser, duly endorsed or accompanied by stock powers, duly executed in blank with appropriate transfer stamps, who shall hold the Blaze Stock in escrow until he receives certificates representing the EESV Stock, at which point he shall deliver the Blaze Stock to the Purchaser and the EESV Stock to the Seller.  In the event Mr. Tuorto has not received the EESV Stock from Purchaser within thirty (30) days after receipt of the Blaze Stock from Seller, Mr. Tuorto shall promptly return the Blaze Stock to the Seller and this Agreement and the transaction contemplated herein shall be null, void and of no legal effect.

6

Buy Back Rights.

(a)

Purchaser hereby grants to Seller the right to buy back the Blaze Stock for the EESV Stock (the “Buy Back Rights”), providing notice to Purchaser of his election to do so at the principal office of the Purchaser, at 3350 Americana Terrace, Suite 215, Boise, Idaho 83706, or at such other place as Purchaser may designate by notice to Seller, provided that such notice shall not be less than thirty (30) calendar days prior to the “Exercise Date”, as defined below.  The Buy Back Rights granted hereunder may only be exercised in whole on June 1, 2009 (the “Exercise Date”).

(b)

The Seller’s Buy Back Rights shall become null and void and may not be exercised on the Exercise Date, if the closing price of the Purchaser’s common stock at any time from the date of this Agreement to the date by which the Buy Back Rights must be exercised is equal to or greater than Fifty Cents ($0.50) per share; provided, that, prior to the date by which the Buy Back Rights must be exercised, Seller and Purchaser both agree to refrain from engaging in market transactions in the sale or purchase of Purchaser’s common stock.

(c)

If prior to the Exercise Date hereof, the EESV Stock to be issued in the name of Seller, shall be adjusted in the event of any change in Purchaser’s common stock by reason of stock dividends, stock splits, reverse stock splits, mergers, recapitalizations, combinations, exchanges of shares and the like, Seller’s EESV Stock shall be adjusted appropriately as of such date of the event of adjustment.

7.

Notices.

If to the Seller:

To:

Rex D. Cook

50 West Broadway, Ste.#1125

Salt Lake City, Utah 84101

If to the Purchaser:

To:

Environmental Energy Services, Inc.

3350 Americana Terrace, Ste.#215

Boise, Idaho 83706

8.

Binding Nature; Assignments.

This Agreement is binding upon, and inures to the benefit of the parties and their respective heirs, successors and assigns, and may be assigned by either party without the prior written consent of the other.

9.

Controlling Law.  This Agreement and all questions relating to its validity, interpretation, performance, remediation and enforcement (including, without limitation, provisions concerning limitations of actions) shall be governed by and construed in accordance with the domestic laws of the state of Idaho.

10.

Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

11.

Waiver.

The failure of any Party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a continuing waiver thereof or of any of such Party’s rights hereunder. Furthermore, nothing contained in this Agreement shall act as a waiver against either party and any claims that may exist prior to or after the execution of this Agreement.

12.

Severability.

If any provision of this Agreement is held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability will not affect any other provisions hereof.  This Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the remaining provisions hereof.

13.

Further Actions and Assurances.

The Parties shall execute and deliver such additional documents and shall cause such additional action to be taken, before, on and after the Closing Date, as may be required, necessary or appropriate, to effect or evidence the provisions of this Agreement and the Transactions contemplated hereby, including without limitation all such documents and actions as may be required.

14.

Entire Agreement.

This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral or written, among the parties solely with respect to the subject matter hereof, and shall not be deemed to modify, amend, supersede or replace, or constitute an accord and satisfaction of, any other agreements between Seller and Purchaser or their affiliates.

IN WITNESS WHEREOF, the parties hereto have duly executed this Share Exchange Agreement as of the date first written.

ENVIRONMENTAL ENERGY SERVICES, INC., the Purchaser

By:

Name:

Its:

REX D. COOK, the Seller

By:

Name: